UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2018

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.    Other Events
Changes to Share Redemption Programs
Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") currently operates two share redemption programs, a share redemption program (the “IPO SRP”) for holders of Class A, Class AA and Class AAA shares (the “IPO Shares”) and a share redemption program (the “New SRP”) for holders of Class T, Class S, Class D and Class I shares, whereby stockholders holding such shares may redeem their shares under the respective programs subject to certain limitations and conditions.

On June 4, 2018, the board of directors (the "Board") of the Registrant, including all of the independent directors, approved the termination of the IPO SRP effective as of July 5, 2018. In addition, effective as of such date, the Board amended and restated the New SRP in order to allow stockholders of the IPO Shares to utilize the New SRP. Accordingly, beginning in July 2018, stockholders of IPO Shares will be able to continue to redeem at 100% of the net asset value of the applicable share class, subject to the other limitations and conditions of the amended and restated New SRP.

This Current Report on Form 8-K serves as the 30 days' notice of the termination of the IPO SRP and the amendment and restatement of the New SRP per the terms of these programs. These changes will take effect beginning with third quarter redemption requests which will be processed in October 2018. Redemption requests much be received by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. The foregoing description of the amended and restated New SRP is qualified in its entirety by reference to the terms of the amended and restated New SRP, which is filed as Exhibit 4.1 hereto.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
4.1    Amended and Restated Share Redemption Program effective as of July 5, 2018

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: June 5, 2018	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer